UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 17, 2010

Glowpoint, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	0-25940	77-0312442
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Long Avenue Hillside, NJ		07205
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code   (312) 235-3888

Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.07     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 17, 2010, Glowpoint, Inc. (“Glowpoint” or the “Company”) held its annual meeting of stockholders, during which the following matters were decided by the following votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as applicable:

1) Amending the Company’s 2007 Stock Incentive Plan to increase the shares reserved for issuance thereunder to 5,500,000 shares of common stock – 49,764,239 votes for; 6,095,212 votes against; 187,100 abstentions; and 19,962,425 broker non-votes.

2) Authorizing the board of directors, in its discretion, to amend the Company’s certificate of incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, without further approval or authorization of its stockholders, at a ratio of not less than one-for-two and not more than one-for-five, with the exact ratio to be set within this range as determined by the board of directors in its sole discretion at any time prior to the next annual meeting of stockholders of the Company – 70,421,780 votes for; 5,339,754 votes against; and 247,441 abstentions.

3) Ratification of the selection of Amper, Politziner & Mattia, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2010 – 70,706,618 votes for; 3,350,804 votes against; and 1,951,554 abstentions.

4) Election of the following directors, each to a one-year term:

Name of Director	Votes For	Withheld
James Lusk	51,499,972	4,546,579
Grant Dawson	51,452,783	4,593,768
Joseph Laezza	51,564,524	4,482,027
David W. Robinson	46,753,105	9,293,446
Kenneth Archer	51,507,383	4,539,168

No other business came before the annual meeting.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired. Not Applicable.

(b)           Pro Forma Financial Information. Not Applicable.

(c)           Shell Company Transactions.  Not Applicable

(d)           Exhibits.  Not Applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

Dated:  June 22, 2010

/s/ Edwin F. Heinen
Edwin F. Heinen
Chief Financial Officer